                                                                   EXHIBIT 10.27

                           DEAN WITTER REYNOLDS INC.
                             Two World Trade Center
                           New York, New York  10048
                                 (212) 392-2222


                                                              As of June 8, 1994


CONFIDENTIAL
------------

RPS Realty Trust
733 Third Avenue
New York, NY  10017

Gentlemen:

                 1. Appointment. This letter (the "Agreement") confirms that RPS Realty Trust (the "Company") has retained Dean Witter Reynolds Inc. ("Dean Witter") on the terms and conditions set forth herein, to act as exclusive financial advisor to the Company and its affiliates with respect to any Transaction (as hereinafter defined) involving Ramco-Gershenson, Inc. and/or its affiliates ("Gershenson"), as well as any assets of Gershenson, or any other person or entity. As used herein, the term "Transaction" means a transaction or a series of transactions (including, without limitation, private purchases, tender offer, exchange offer, merger, consolidation, partnership or other business combination) whereby, directly or indirectly, (x) control of or a material interest in the securities, assets or business of Gershenson is acquired by or combined with the Company or any of its affiliates or (y) control of or a material interest in the securities, assets or business of the Company is acquired by or combined with any unaffiliated third party. A Transaction shall also include any acquisition of an interest in or assets of Gershenson from any person acquiring such interest or assets from Gershenson. (The Transaction referred to in clause (y) is sometimes referred to as a "Sale Transaction".) Notwithstanding the foregoing, in no event shall the following transactions be deemed as a Transaction or Sale Transaction for purposes of this Agreement: (i) the sale or disposition of all or substantially all the assets of the Company pursuant to a plan of liquidation, (ii) the transfer or disposition of the Company's mortgage loan assets or business to its shareholders by means of a spin-off transaction, or (iii) the prepayment of one or more of the Company's mortgage loans or sale of one or more of the Company's mortgage loans to the existing borrowers under such loans or to any third party, except for in connection with a sale of the Company or all or substantially all of its assets or business.

                 Dean Witter accepts such engagement and, in that connection, will (i) consult with the Board of Trustees and senior management regarding the financial aspects of the Transaction proposals, (ii) upon the request of the Board of Trustees and senior management, assist with negotiations regarding the Transaction proposals, (iii) upon the request of the Board of Trustees, render its opinion (the "Opinion") to the Board of Trustees of the Company as to the fairness, from a financial point of view, to (x) the Company of the consideration to be paid to Gershenson in the Transaction or (y) to the shareholders of the Company of the consideration to be paid in any Sale Transaction and (iv) use commercially reasonable efforts to provide such other customary and appropriate services relating to the Transaction that are reasonably requested by the Company, including, without limitation, performing research (and, in connection therewith, issuing initial and follow-up research reports in form and frequency consistent with those research reports customarily issued by Dean Witter for real estate investment trusts for which Dean Witter acted as managing underwriter or co-manager in connection with firmly underwritten public offerings of equity securities during the 12 months preceding the date of this Agreement) and assisting the Company in preparing for road shows in connection with the Transaction. Dean Witter will conduct such financial review of the Company, Gershenson and any party to any Sale Transaction and their respective businesses and operations as Dean Witter deems necessary and feasible for purposes of advising the Board of Trustees and senior management and rendering its Opinion. Such review will be based upon an analysis of publicly available information and such other information as shall be supplied to Dean Witter by the Company, all of which Dean Witter shall be entitled to rely on as being accurate and complete. Dean Witter will make no independent verification of the accuracy or completeness of any information provided to it in connection with this engagement and will make no independent appraisal of the assets or liabilities of the Company or any other party to a Transaction. The Company will cooperate fully with Dean Witter in connection with its financial review and analysis. Dean Witter is not being engaged to solicit interest in a Sale Transaction.

                 2. Compensation. (a) For Dean Witter's services, the Company will pay Dean Witter a retainer fee of $150,000 on signing this Agreement. The Company will pay Dean Witter an additional fee of $150,000 payable on the date the Company or any of its affiliates initiates a proxy solicitation with the goal of effecting a Transaction.

                 (b) If a Transaction (other than a Sale Transaction) is consummated, the Company will pay Dean Witter a fee (the "Transaction Fee") of $750,000.

                 (c) In connection with its Opinion, the Company will pay Dean Witter a fee (the "Fairness Opinion Fee") of $500,000 which shall be paid at the time Dean Witter renders its Opinion. A Fairness Opinion Fee of $500,000 shall be paid by the Company to Dean Witter for each subsequent opinion, if any, rendered by Dean Witter, payable each time Dean Witter renders any such Opinion.

                 (d) If a Sale Transaction is consummated, the Company will pay Dean Witter a fee (the "Sale Transaction Fee") equal to 1% of the aggregate Value (as defined) of the Sale Transaction.

                 (e) The Transaction Fee or the Sale Transaction Fee, as applicable, shall be payable in full, in cash, upon the closing of the Transaction; provided, however, that if the Value of the Sale Transaction includes consideration the receipt of which is contingent upon the passage of time or the occurrence of some future event or circumstance, the portion of the Sale Transaction Fee attributable to such Value shall be paid to Dean Witter at the earlier of (x) the receipt of such consideration or (y) the time that such Value can be determined. The Company may credit once the fees paid to Dean Witter pursuant to paragraph (a) above against the Transaction Fee or the Sale Transaction Fee payable to Dean Witter. The Company may credit once up to $250,000 of any Fairness Opinion Fee paid to Dean Witter pursuant to paragraph
(c) above against the Sale Transaction Fee, if any, pursuant to Dean Witter.

                 (f) For the purpose on this paragraph 2, "Value" means the sum of (without duplication) (i) the aggregate amount of cash paid or payable for the securities, assets or business transferred in the Transaction,
(ii) the fair market value of any securities, assets or other property transferred or transferable (except that promissory notes will be valued at the face amount thereof) for the securities, assets or business transferred in the Transaction, (iii) the fair market value of any unusual dividends or distributions paid by the Company in anticipation of a Transaction and (iv) the amount of any Company debt assumed in the Transaction (valued at face amount) or repaid in connection with the Transaction. The fair market value of securities for which there is a recognized trading market shall be the average of the closing prices (or the average of the last bid and asked price if a closing price is not available) of the securities on the ten trading days preceding the day on which such securities are received in payment and shall be computed without giving effect to any restrictions on transfer. The fair market value of any assets, securities or property (other than marketable securities and promissory notes) shall be mutually agreed in good faith by Dean Witter and the Company.

                 3. Expenses. In addition to any fees that may be payable by the Company under this letter and whether or not a

Transaction is proposed or is consummated, the Company shall reimburse Dean Witter from time to time upon its request, for reasonable out-of-pocket expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of its legal counsel up to a maximum aggregate amount of $35,000, provided that this limitation on the reasonable fees and disbursements of Dean Witter's legal counsel shall not apply if additional services are requested of Dean Witter by the Company.

                 4. Confidentiality. Dean Witter will consent to a description of its Opinion and advice rendered in connection with its activities under this Agreement, to inclusion of the Opinion, and to references to, Dean Witter in any filing to be made by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 in connection with any Transaction, and in materials delivered to the Company's shareholders which are part of such filings, provided that any such description of or references to the Opinion of Dean Witter or its advice or analysis are reasonably acceptable to Dean Witter. Except as otherwise provided above, any advice rendered by Dean Witter and pursuant to this Agreement is solely for the use and benefit of the Board of Trustees and senior management and shall not be disclosed (in whole or in part, in any manner) publicly or made available to third parties, other than Gershenson and representatives and agents of the Board of Trustees and senior management who also shall not disclose such information, in each case, without the prior approval of Dean Witter and, unless based on the advice of independent counsel and after consultation with Dean Witter, such disclosure is required by law.

                 5. Indemnification. (a) The Company shall indemnify and hold harmless Dean Witter, its affiliates, directors, officers, agents and employees, and each other person controlling Dean Witter or any of its affiliates and any persons retained in connection with the performance of the services described herein (individually referred to as an "Indemnified Person"), from and against any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, any and all reasonable fees and disbursements of counsel and other reasonable expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding (including any investigation) commenced or threatened, or in appearing or preparing for appearance as a witness), as the same are incurred, to which, jointly or severally, any Indemnified Person may become subject, directly or indirectly, arising out of, in connection with or based upon this engagement, the transactions contemplated hereby, any Opinion or other advice or any Indemnified Person's role in connection with any of the foregoing. Notwithstanding the foregoing, the Company shall not be liable in respect of any claim, damage, loss, liability, cost or expense in respect of any Indemnified Person to the extent the same is finally judicially determined by a court of competent jurisdiction, to have resulted from the gross negligence or willful misconduct of such Indemnified Person in rendering services hereunder.

                 (b) If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company shall contribute to the amount paid or payable by the Indemnified Person as a result of claim, damage, loss, liability, cost or expense in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received), by the Company and its stockholders, on the one hand, and Dean Witter, on the other than, and also the relative fault of the Company and its affiliates, on the one hand, and Dean Witter, on the other hand, as well as other relevant equitable considerations; provided, however, that the provisions of this paragraph 5 notwithstanding, the aggregate contribution of all Indemnified Persons for all claims, losses, damages, liabilities, costs and expenses shall not exceed the amount of fees actually received by Dean Witter pursuant to paragraph 2 of this Agreement.
The Company further agrees, upon request by any Indemnified Person at any time, from time to time, promptly to reimburse such Indemnified Person for costs and expenses as to which the Company has agreed to indemnify or provide contribution or which are incurred by such Indemnified Person in enforcing paragraph 5. The indemnity, contribution and expense reimbursement obligations of the Company hereunder are in addition to any rights which any Indemnified Person may otherwise have.

                 (c) Except in circumstances in which Dan Witter is not entitled to be indemnified under this Agreement, the Company agrees that it will not, without the prior written consent of Dean Witter, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not Dean Witter is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of Dean Witter from all liability arising out of such claim, action, suit or proceeding.

                 6. Termination. (a) This Agreement may be terminated by either the Company or Dean Witter at any time upon receipt of written notice of termination by either party.

                 (b) Notwithstanding the foregoing, it is understood that the provisions of paragraphs 1 (to the extent a Transaction is completed and the Company requests that Dean Witter provide the services specified in clause
(iv)), 2 (to the extent fees are payable before termination), 3 (to the extent expenses are incurred before termination), 4, 5, 6, 7, 8 and 9 of this Agreement will, with respect to paragraph 1, survive any termination of this Agreement for a period of 12 months and, with respect to paragraphs 2, 3, 4, 5, 6, 7, 8 and 9, survive any termination of this Agreement indefinitely. Notwithstanding the foregoing, if within 12 months following the termination of this Agreement, any Transaction is consummated or the Company or any affiliate enters into an agreement regarding a Transaction which at any time thereafter results in a Transaction, the Company will pay Dean Witter the Transaction Fee or the Sale Transaction Fee, as applicable, as provided in paragraph 2 and, upon the request of the Board of Trustees, Dean Witter shall be entitled to render its Opinion and be paid the Fairness Opinion Fee as provided in paragraph 2(c).

                 7. Due Authorization. The Company represents that this Agreement has been duly authorized, executed and delivered by the Company.

                 8. Miscellaneous. This Agreement shall be governed by New York law applicable to contracts executed and to be performed in New York. This Agreement contains the entire agreement between us in respect of its subject matter and no provision hereof may be amended, modified or waived except by a writing executed by the parties hereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim which is subject to the provisions of paragraph 5 is brought against Dean Witter. Any right to trial by jury with respect to any claim or action arising out of this Agreement is waived. The Company recognizes that Dean Witter has been retained by the Company for the Board of Trustees and senior management, and that no one other than the Board of Trustees and senior management is authorized to rely upon this engagement of Dean Witter or any statements conducted by it.

                 9. Additional Parties. In the event the Company completes a Transaction which involves the transfer of a material portion of its assets to one or more subsidiaries or controlled affiliates or the acquisition of a material amount of assets by one or more subsidiaries or controlled affiliates, Company will cause each such subsidiary or affiliate, except for subsidiaries or other affiliates succeeding to ownership of the Company's mortgage loan assets through a spin-off transaction or third parties purchasing one or more of the Company's mortgage loan assets, to assume on a joint and several basis with the Company and each other all obligations of the Company hereunder including the indemnification, contribution and expense reimbursement obligations in paragraph 5.

                 10. Exclusivity. The Company agrees that if a Transaction (other than a Sale Transaction) is consummated, it will offer Dean Witter the exclusive opportunity to act as (i) managing underwriter with respect to any firmly underwritten public offering of debt or equity securities, (ii) financial advisor with respect to any mergers or consolidations which, if consummated, would result in a change in control of the Company, and (iii) advisor or broker with respect to the sale of all or substantially all the assets of the Company for 12 months from the date of the closing of the Transaction and such additional period of time as may be necessary to complete any projects already then commenced by Dean Witter. If Dean Witter elects to provide such services for a particular transaction (which Dean Witter may do in its sole discretion), Dean Witter shall provide such services for fees, and on terms, which are mutually acceptable to the Company and Dean Witter. In the event Dean Witter and the Company cannot mutually agree on the fees and terms for such services, the Company shall have the right to obtain such services from any other source without regard to the restrictions set forth in this paragraph 10, provided that the fees and terms for such services are not less favorable to the Company than the terms offered by Dean Witter.

                 Please confirm that the foregoing is in accordance with your understanding and agreement by signing and returning to Dean Witter the duplicate of this letter which is attached herewith, which shall thereupon constitute a binding agreement.

Very truly yours,

DEAN WITTER REYNOLDS INC.


By:
   --------------------------------------
               Yie-Hsin Hung

         Title:  Managing Director

Accepted and agreed to as
of the date hereof:


RPS REALTY TRUST

By:
    ---------------------
      Title: President